UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 29, 2026
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950		38-0549190
(Commission File Number)		(IRS Employer Identification No.)

One American Road
Dearborn,	Michigan	48126
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	F	New York Stock Exchange
6.200% Notes due June 1, 2059	FPRB	New York Stock Exchange
6.000% Notes due December 1, 2059	FPRC	New York Stock Exchange
6.500% Notes due August 15, 2062	FPRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Ford Motor Company uses the mark-to-market method of accounting for pension and other postretirement employee benefits (“OPEB”). Under this method, we recognize pension and OPEB remeasurement gains and losses in income when incurred rather than amortizing them over time as a component of net periodic benefit cost. The remeasurement gains and losses are reported as special items since we believe they are not reflective of our ongoing operating activities.

We expect to record a pre-tax remeasurement loss in our fourth quarter 2025 results of approximately $0.6 billion related to our pension and OPEB plans. This includes a $0.3 billion loss associated with pension plans in the United States, a $0.3 billion loss associated with pension plans outside the United States, and an immaterial impact for OPEB plans globally. The remeasurement loss for U.S. plans was largely driven by actuarial losses compared to plan assumptions. The remeasurement loss for non-U.S. plans was largely driven by changes in key plan measurement assumptions, such as improved life expectancy. On an after-tax basis, the remeasurement loss is expected to decrease our net income/(loss) by about $0.5 billion based on the tax impact in the jurisdictions where there are remeasurement gains and losses. Because the remeasurement is a special item, it will not affect our total Company adjusted EBIT or adjusted earnings per share. The remeasurement did not have an effect on our cash in 2025 and does not change our expectations for pension contributions in 2026. In aggregate, our funded plans remain fully funded.

Including the impact of remeasurement losses during 2025, we expect the underfunded status for our pension and OPEB plans to be about $0.2 billion and $4.4 billion, respectively, at year-end 2025, compared with $0.5 billion and $4.4 billion, respectively, at year-end 2024.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: January 29, 2026	By:	/s/ David J. Witten
David J. Witten
Assistant Secretary